SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 29, 2003
Date of Report (Date of earliest event reported)

JNI Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27755	33-0740004
(Commission File Number)	(IRS Employer Identification No.)

10945 Vista Sorrento Parkway, San Diego, CA 92130
(address of principal executive offices) (Zip Code)

858-523-7000
(Registrant’s telephone number, including area code)

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	July 29, 2003 Press Release by JNI Corporation

Item 12.  Results of Operations and financial Condition

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is being furnished under Item 12, “Results of Operations and Financial Condition.”  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by JNI Corporation (the “Company”) whether before or after the date hereof, regardless of any general incorporation language in such filing.

On July 29, 2003, the Company issued a press release regarding the Company’s financial results for the fiscal quarter ended June 30, 2003.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Certain of the information set forth in the press release, including operating expenses excluding lease charges and net loss excluding lease charges, may be considered non-GAAP financial measures. The Company believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources and the operating performance of the Company’s business and the Company’s cash flow excluding non-recurring items that would normally be included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JNI Corporation

Date: July 29, 2003	By	/s/ Paul Kim
Paul Kim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	July 29, 2003 Press Release by JNI Corporation